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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



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                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the

                       THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: October 17, 2002

                          BUTLER MANUFACTURING COMPANY

                          Butler Manufacturing Company
                              1540 Genessee Street
                           Kansas City, Missouri 64102
                              Phone (816) 968-3000

                      Incorporated in the State of Delaware

                          Commission File No. 001-12335

                I.R.S. Employer Identification Number: 44-0188420


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ITEM 5.  $29.6 MILLION JURY AWARD

Butler Manufacturing Company was awarded $29.6 million for its Lester Building business in its suit against Louisiana-Pacific Corporation. The suit pertained to Louisiana-Pacific's Inner-Seal siding product. The award compensates the Company for damages and other losses resulting from product which was purchased by the Company and sold to its dealers. It was awarded by a McLeod County Minnesota District Court Jury on October 15, 2002.

The Company is unable to estimate the impact the award may have on its financial condition or results of operations at this time. However, if the $29.6 million award is paid, the Company believes it will recognize approximately $14 million pretax as income for damages and recovery of prior costs in the period in which the award is paid. Although the Company expects that the trial court will enter a final order approving the jury verdict, it has not yet done so pending resolution of post trial motions. The trial court's judgment is subject to appeal, which could delay payment and result in affirmation, modification or reversal of the award.


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                                   SIGNATURES


Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



BUTLER MANUFACTURING COMPANY

 October  17, 2002                        /s/ Larry C. Miller
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Date                                    Larry C. Miller
                                        Vice President - Finance,
                                        and Chief Financial Officer



 October 17, 2002                        /s/ John W. Huey
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Date                                    John W. Huey
                                        Vice President, General Counsel
                                        and Secretary